Exhibit 5.1

December 11, 2018

Ladies and Gentlemen:

We have acted as counsel for Antero Midstream GP LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the proposed issuance by Antero Midstream Corporation (“New AM”), a Delaware corporation to be formed upon the conversion of the Partnership pursuant to the Simplification Agreement (as defined below), of up to an aggregate of 373,541,369 shares of common stock, par value $0.01 per share, of New AM (the “Common Stock”), pursuant to that certain Simplification Agreement, dated as of October 9, 2018 (the “Simplification Agreement”), by and among the Partnership, AMGP GP LLC, a Delaware limited liability company and the general partner of AMGP (the “General Partner”), Antero IDR Holdings LLC, a Delaware limited liability company and subsidiary of the Partnership, Arkrose Midstream Preferred Co LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership, Arkrose Midstream Newco Inc., a Delaware corporation and wholly owned subsidiary of the Partnership (“Newco”), Arkrose Midstream Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub”), Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream”), and Antero Midstream Partners GP LLC, a Delaware limited liability company and the general partner of Antero Midstream. The Partnership has prepared a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2018 (such registration statement, as amended at the effective date thereof, the “Registration Statement”), relating to the Common Stock.

We have examined (i) the Registration Statement, (ii) the Simplification Agreement, (iii) the Certificate of Incorporation of New AM, in the form filed as an exhibit to the Registration Statement, (iv) the Bylaws of New AM, in the form filed as an exhibit to the Registration Statement, (v) the Certificate of Conversion of the Partnership, in the form filed as an exhibit to the Registration Statement, (vi) the Certificate of Designation of Series A Preferred Stock of New AM, in the form filed as an exhibit to the Registration Statement, (vii) the Certificate of Merger (as defined in the Simplification Agreement), (viii) certain resolutions adopted by the Board of Directors of the General Partner that pertain to the Simplification Agreement and the issuance of the Common Stock contemplated thereby, and (ix) such other documents and records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the General Partner and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Richmond Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth below, we are of the opinion that the Common Stock, when issued and delivered as provided in the Registration Statement and the Simplification Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

A. We have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the conversion of the Partnership from a limited partnership to a corporation under the laws of the State of Delaware, and the merger of Merger Sub with and into Antero Midstream, shall have been consummated in the manner described in the Registration Statement and the Simplification Agreement, and the Certificate of Incorporation and Bylaws of New AM, in the forms filed exhibits to the Registration Statement, will have become effective, (iii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

B. This opinion is limited in all respects to the applicable federal laws of the United States, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

The opinion expressed herein is rendered only to you in connection with the Registration Statement. The opinion expressed herein may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person or for any other purpose.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the related prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.